TWENTY-SECOND AMENDMENT TO LOAN AGREEMENT






                                                           October 13, 1994




Congress Financial Corporation and
Congress Financial Corporation (Central)
1133 Avenue of the Americas
New York, New York  10036

Gentlemen:

              Reference is made to the Loan Agreement, dated March 29, 1994, as heretofore amended, modified, or supplemented (including, without limitation, pursuant to that certain Amendment to Loan Agreement, dated August 16, 1985, that certain Second Amendment to Loan Agreement, dated April 3, 1986, that certain Third Amendment to Loan Agreement, dated October 26, 1986, that certain Fourth Amendment to Loan Agreement, dated December 17, 1986, that certain Fifth Amendment to Loan Agreement, dated March 7, 1988, that certain Sixth Amendment to Loan Agreement, dated March 31, 1989, that certain Seventh Amendment to Loan Agreement, dated May 18, 1990, that certain Eighth Amendment to Loan Agreement, dated May 1, 1991, that certain Ninth Amendment to Loan Agreement, dated February 25, 1992, that certain Tenth Amendment to Loan Agreement, dated March 31, 1992, that certain Eleventh Amendment to Loan Agreement, dated December 10, 1992, that certain Twelfth Amendment to Loan Agreement, dated April 23, 1993, that certain Thirteenth Amendment to Loan Agreement, dated June 24, 1993, that certain Fourteenth Amendment to Loan Agreement, dated September 23, 1993, that certain Fifteenth Amendment to Loan Agreement, dated November 29, 1993, that certain Sixteenth Amendment to Loan Agreement, dated January 25, 1994, that certain Seventeenth Amendment to Loan Agreement, dated March 30, 1994 (the "Seventeenth Amendment"), that certain Eighteenth Amendment to Loan Agreement, dated May 20, 1994 (the "Eighteenth Amendment"), that certain Modification to Seventeenth Amendment to Loan Agreement, dated May 25, 1994 (the "Modification Agreement"), the Nineteenth Amendment to Loan Agreement, dated June 29, 1994 ("Nineteenth Amendment"), the Twentieth Amendment to Loan Agreement, dated August 23, 1994 (the "Twentieth Amendment"), and the Twenty-First Amendment to Loan Agreement, dated
September 16, 1994 (the "Twenty-First Amendment"), hereinafter collectively, the "Loan Agreement", currently by and among Congress Financial Corporation and Congress Financial Corporation (Central) (collectively, "Congress"), LSB Industries, Inc. (hereinafter "LSB"), L&S Bearing Co., Rotex Corporation, Tribonetics Corporation, LSB Extrusion Co., International Environmental Corporation, CHP Corporation, Koax Corp., Summit Machine Tool Manufacturing Corp., Hercules Energy Mfg. Corporation, Climate Master, Inc., APR Corporation and Climatex, Inc. (collectively, with LSB, the "Borrowers"), LSB Financial Corp., LSB Leasing Corp., LSB Import Corp., LSB Bearing Corp., Summit Machine Tool Systems, Inc., LSB Europa Limited, Bowerdean Limited, and LSB International Limited (collectively herein, and pursuant to the Loan Agreement, the "Guarantors"), and Prime Financial Corp. (as to the Seventeenth Amendment, the Eighteenth Amendment, the Modification Agreement, the Nine-teenth Amendment, the Twentieth Amendment and the Twenty-First Amendment), and Bank IV Oklahoma, N.A. (as to the Seventeenth Amendment, the Modification Agreement, the Nineteenth Amendment, the Twentieth Amendment and the Twenty-First Amendment).

              LSB has requested that Congress modify the Loan Agreement and related loan documents (collectively, the "Loan Documents") in order to permit LSB to guaranty the obligations of DSN Corporation, a subsidiary of LSB ("DSN"), under or pursuant to certain financing arrangements being entered into between The CIT Group/Equipment Financing, Inc. ("CIT") as lender and DSN as borrower, for advances of principal up to a total $15,000,000. Congress is willing to agree to such request, subject to the following terms (capitalized terms used herein, unless otherwise defined, shall have the meanings set forth in the Loan Agreement):

1. Loan Documents Modification. Notwithstanding anything contained in the Loan Documents to the contrary, Congress hereby consents to LSB's unconditionally guaranteeing on a unsecured basis to CIT all payment and performance obligations of DSN to CIT under or pursuant to the above-referenced financing arrangements and any extension or renewal thereof or modification or amendment thereto. The Loan Documents are hereby deemed amended as necessary to conform to the provisions set forth herein.

2. Effect of this Amendment. Except as modified pursuant hereto, the Loan Agreement and the Financing Agreements are hereby specifically ratified, restated and confirmed by the parties hereto as of the date hereof. In the event of a conflict between the terms of this Twenty-First Amendment and the Loan Agreement or other Financing Agreements, the terms of this Twenty-First Amendment will control.

3. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary to effectuate the provisions and purposes of this Twenty-First Amendment.


                                    Very truly yours,

                                    LSB INDUSTRIES, INC.
                                    L&S BEARING CO.
                                    ROTEX CORPORATION
                                    TRIBONETICS CORPORATION
                                    LSB EXTRUSION CO.
                                    INTERNATIONAL ENVIRONMENTAL
                                       CORPORATION
                                    CHP CORPORATION
                                    KOAX CORP.
                                    SUMMIT MACHINE TOOL
                                       MANUFACTURING CORP.
                                    HERCULES ENERGY MFG. CORPORATION
                                    CLIMATE MASTER, INC.
                                    APR CORPORATION
                                    CLIMATEX, INC.
                                    LSB FINANCIAL CORP.
                                    LSB LEASING CORP.
                                    LSB IMPORT CORP.
                                    LSB BEARING CORP.
                                    SUMMIT MACHINE TOOL
                                       SYSTEMS, INC.
                                    LSB EUROPA LIMITED
                                    BOWERDEAN LIMITED
                                    LSB INTERNATIONAL LIMITED


                                    By__________________________
                                    Title_______________________


AGREED AND ACCEPTED:

CONGRESS FINANCIAL CORPORATION AND
CONGRESS FINANCIAL CORPORATION (CENTRAL)


By_______________________________
Title____________________________
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